UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 15, 2023

ARMA SERVICES, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-202398	32-0449388
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Suite 140-920 7260 West Azure Drive

Las Vegas, Nevada 89130

(Address of principal executive offices (zip code))

1-416-881-2275

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreement

On March 15, 2023, Arma Service Inc entered into an agreement with SURECO & Partners Corp to provide consulting and advisory service in Climate Finance, identifying, developing, implementing, and monitoring sustainable activities, projects and programs related but not limited to Forestry, Agriculture and Technology in Climate Change.

Arma Services Inc would retain the global expertise and partnerships to develop a portfolio of climate opportunities and programs related but not limited to forestry, agriculture, food security and technology under management to effectively constitute Climate Change Programs on a global scale.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Partnership Agreement with SURECO & Partners Corp.
104	Cover Page Interactive Data File (formatted in inline XBRL)

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SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ARMA SERVICES INC.
Date: March 30, 2023	/s/ Eric Eastwood Nixon
	By:	Eric Eastwood Nixon, President & Chief Executive Officer, Director

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